UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Titan Computer Services, Inc.

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TITAN COMPUTER SERVICES, INC.

NOTICE OF SPECIAL MEETING
October 13, 2017

To the Stockholders of Titan Computer Services, Inc.:

The Special Meeting of Stockholders of Titan Computer Services, Inc. will be held at 299 South Main Street, Suite 1300, Salt Lake City, Utah 84111 in the conference room on November 16, 2017 at 11:00 AM Mountain Time to consider the following items:

(1)	Changing the name of the Company from “Titan Computer Services, Inc.” to “Altitude International, Inc.”
(2)
Amending the Company’s Articles of Incorporation and Bylaws to permit holders of outstanding shares entitled to vote, to take such action without a meeting by written consent, by simple majority instead of unanimous approval.

(3)	Electing a new director, Lesley Visser, to serve until the next annual meeting of stockholders and/or until her resignation, removal or successor has been elected and qualified.
(4)	Changing corporate domicile from the State of New York to the State of Delaware.

Stockholders of record at the close of business on October 20, 2017 are entitled to receive notice of and to vote at the Special Meeting.

All stockholders are cordially invited to attend the Special Meeting. However, whether or not you expect to attend the Special Meeting, you are urged to vote by completing and returning the enclosed proxy card by mail or via the Internet. Your prompt voting by proxy will help ensure a quorum. If you vote by proxy and then decide to attend the Special Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures described in the attached Proxy Statement.

By Order of the Board of Directors

/s/ David Vincent

Chief Executive Officer and Director

TITAN COMPUTER SERVICES, INC.

PROXY STATEMENT
FOR BOARD OF DIRECTORS’ PROPOSAL
ON NOVEMBER 16, 2017

Unless the context requires otherwise, all references to “Titan Computer Services,” the “Company,” “we” or “our” refer to Titan Computer Services, Inc. and its subsidiaries.

This Proxy Statement is furnished by the Board of Directors of Titan Computer Services (the “Board of Directors” or “Board”) for the solicitation of proxies from the holders of our common stock, $0.001 par value (the “Common Stock”), in connection with the Special Meeting of Stockholders to be held on November 16, 2017 at 11:00 a.m. Mountain Time, and at any adjournment or postponement thereof (the “Special Meeting”).

It is expected that the Notice of Special Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will first be sent to the stockholders of record at the close of business on October 20, 2017 (the “Stockholders”) on or about October 23, 2017.

Stockholders can ensure that their shares are voted at the Special Meeting by signing, dating and returning the enclosed proxy card in the envelope provided or by following the instructions on the proxy card for internet voting. If you submit a signed proxy card or vote via the Internet, you may still attend the Special Meeting and vote in person. Any Stockholder giving a proxy may revoke it before it is voted by submitting to the Company’s secretary a written revocation or by submitting another proxy by telephone, internet or mail that is received later. You will not revoke a proxy merely by attending the Special Meeting unless you file a written notice of revocation of the proxy with the Company’s secretary at any time prior to voting.

Proxies will be voted as specified by the Stockholders. Where a specific choice is not indicated, proxies will be voted FOR the proposals to amend the Articles of Corporation by changing the name from “Titan Computer Services, Inc” to “Altitude International, Inc.” (“Proposal One”), amending the Bylaws to permit a simple majority vote of the stockholders on any action by vote of the stockholders (“Proposal Two”), electing Lesley Visser as Director (Proposal Three”), and changing domicile from the State of New York to the State of Delaware (“Proposal Four”).

The Board knows of no other matters to be presented for stockholder action at the Special Meeting. If any other matters properly come before the Special Meeting, the persons named as proxies will vote on the same in their discretion.

The expense of printing and mailing proxy materials, including expenses involved in forwarding materials to beneficial owners of Common Stock held in the name of another person, will be paid by Titan Computer Services. No solicitation, other than by mail, is currently planned, except that officers or employees of Titan Computer Services may solicit the return of proxies from certain stockholders by telephone or other electronic means.

Only stockholders of record at the close of business on October 20, 2017 (the “Record Date”) are entitled to receive notice of and to vote the shares of Common Stock registered in their name at the Special Meeting. As of October 13, 2017, we had 21,728,659 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to cast one vote on the matter to be voted upon at the Special Meeting.

Under New York law and Titan Computer Services’ Bylaws,  shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon or, if the certificate of incorporation so permits, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Approval of all proposals require the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock. Abstentions and broker non-votes will have the effect of a negative vote on this proposal.

PROPOSAL I

APPROVAL OF A NAME CHANGE FROM “TITAN COMPUTER SERVICES, INC.” TO “ALTITUDE INTERNATIONAL, INC”

On June 27, 2017, Titan Computer Services, Inc.., a New York corporation, entered into a Share Exchange Agreement (“Share Exchange”) with Altitude International, Inc, a Wisconsin corporation. Pursuant to the Share Exchange, Titan Computer Services, Inc. acquired 100% of Altitude International, Inc. in exchange for the payment of Titan Computer Services common stock to the Altitude International, Inc. shareholders on a pro rata basis.

As a result of the Share Exchange and to reflect the change in the Company’s business operations, it is proposed the Certificate of Incorporation be amended to change the Company’s name form “Titan Computer Services, Inc.” To “Altitude International, Inc.” We believe that the change in the Company’s name will help further our brand identity and will reflect the major focus of our business operations, the manufacturing and distribution of products in the athletic training industry, specifically altitude training.

PROPOSAL II

AMEND THE BYLAWS TO PERMIT A SIMPLE MAJORITY VOTE

At present, Article II section 10 of the Company’s Bylaws states, “Any action required or permitted to be taken by the Shareholders thereof may be taken without a meeting if all Shareholders entitled to vote thereon consent in writing to the adoption of a resolution authorizing the action except as otherwise permitted by the Certificate of Incorporation.”

It is proposed that the Bylaws be amended to allow for a simple majority vote as permitted by §615 of the New York Business Corporation Law. The amended section shall read, “Any action required or permitted to be taken by the Shareholders thereof may be taken without a meeting if a majority of the Shareholders entitled to vote thereon consent in writing to the adoption of a resolution authorizing the action.”

PROPOSAL III

ELECTION OF DIRECTORS

The Board expects to propose Lesley Visser for election as Director at the Special Meeting. The Board has approved the nomination of Lesley Visser to the Shareholders. The Director will hold office from the election until the next annual meeting, resignation, removal or until their successors have been elected and qualified. We do not know of any reason why any nominee would be unable to serve as a Director.

Lesley Visser is one of the most highly acclaimed female sportscasters of all-time. Her long and prestigious trailblazing career has seen her as the first and only woman to be recognized by the Pro Football Hall of Fame as the 2006 recipient of the Pete Rozelle Radio-Television Award, which recognizes “long-time exceptional contributions to radio and television in professional football.” Visser has been honored with the Compass Award for “changing the paradigm of her business” and was one of the 100 luminaries commemorating the 75th anniversary of the CBS Television Network in 2003. She was named “WISE Woman of the Year” in 2002 and voted the “Outstanding Women’s Sportswriter in America” in 1983 and won the “Women’s Sports Foundation Award for Journalism” in 1992. In 1999 she won the first AWSM Pioneer Award. Visser earned her bachelor’s degree in English from Boston College and received an honorary doctorate of Journalism from her alma mater in May 2007. She was born on Sept. 11 in Quincy, Massachusetts and currently resides in Bal Harbour, Florida with her husband, Robert Kanuth.

PROPOSAL IV

CHANGING CORPORATE DOMICILE FROM NEW YORK TO DELAWARE

At the Special Meeting, the stockholders of the Company will be asked to approve a proposal to change the domicile of the Company from New York to Delaware, to be effected at the Board of Directors’ discretion and in the manner approved by the Board of Directors. Management of the Company has recommended the change in domicile as an efficiency and cost saving measure. The Company’s Board of Directors has determined that the benefits of remaining a New York corporation do not outweigh the filing difficulties or escalating costs associated with being incorporated in the State of New York.

          The Board of Directors has determined that the corporation laws of the State of Delaware would offer substantially the same protections and benefits to the Company as the corporation laws of the State of New York. Consequently, the Board of Directors has determined that the Company should change its domicile from the State of New York to the State of Delaware, and the board unanimously recommends that Stockholders vote FOR the proposal to change the Company’s domicile from New York to Delaware.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ABOVE DESCRIBED PROPOSALS.

VOTING INSTRUCTIONS

Mail – Date, sign and mail your proxy card in the envelope provided as soon as possible

-or-

Internet – Access www.vstocktransfer.com/proxy, click on Vote Your Proxy and follow the on-screen instructions to enter your Control Number. Have your proxy card available when you access the web page.

Further information on voting included in the proxy card that will be mailed to all shareholders (a sample of which is below).

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999
VOTE ON INTERNET

Go to http://www.vstocktransfer.com/proxy and log-on using the below control number. Voting will be open until 11:59 pm (ET) on November 15, 2017.

CONTROL #

VOTE BY MAIL

Mark, sign and date your consent and return it in the envelope we have provided to 18 Lafayette Place, Woodmere, NY 11598.

VOTE IN PERSON

If you would like to vote in person, please attend the Special Meeting to be held at 175 South Main Street, Salt Lake City, UT 84111 on November 16, 2017 at 11:00 am Mountain Time

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Special Meeting of Stockholders - Titan Computer Services, Inc.

          DETACH CARD HERE TO VOTE BY MAIL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" DIRECTOR NOMINEE AND "FOR" PROPOSALS 2, 3 AND 4.

(1)	To approve amendment to Certificate of Incorporation, to change the Company's name from "Titan Computer Services, Inc." to "Altitude International, Inc.;

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(2)
To approve an amendment to the Company’s Articles of Incorporation and Bylaws to permit holders of outstanding share by simple majority instead of unanimously, to take such action at a meeting at which all shares entitled to vote thereon were present and voted;

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(3)	Election of Director:

☐ FOR ALL NOMINEE LISTED BELOW	☐ WITHHOLD AUTHORITY TO VOTE FOR NOMINEE LISTED BELOW

01 Lesley Visser

(4)	To approve the change of domicile of the Company from New York to Delaware.

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

Date	Signature	Signature, if held jointly

 To change the address on your account, please check the box at right and indicate your new address.    ☐

* SPECIMEN *
AC:ACCT9999
90.00